Exhibit 99.1

Genie Energy Ltd. Reports Fourth Quarter and Full Year 2020 Results

NEWARK, NJ — March 11, 2021: Genie Energy Ltd. (NYSE: GNE, GNEPRA) reported fourth quarter 2020 loss of $0.06 per diluted share on revenue of $102.9 million, and full year 2020 earnings of $0.44 per diluted share on revenue of $379.3 million.

4Q20 AND FULL YEAR 2020 FINANCIAL AND OPERATIONAL HIGHLIGHTS

(Throughout this release, 4Q20 results are compared to 4Q19 results and FY 2020 results are compared to FY 2019 results unless otherwise noted)

●	4Q20 consolidated revenue increased 25.5% to $102.9 million. Full year 2020 consolidated revenue increased 20.3% to a company record of $379.3 million.
●	4Q20 consolidated loss from operations was $1.1 million compared to income from operations of $2.3 million in 4Q19. 4Q20 consolidated Adjusted EBITDA[1] decreased to $693 thousand from $815 thousand.
●	Full year 2020 consolidated income from operations increased to $19.3 million from $9.8 million. Full year 2020 consolidated Adjusted EBITDA[1] increased to $24.0 million (the highest level in Genie Energy’s history) from $10.1 million.
●	4Q20 diluted loss per share of $0.06 compared to breakeven. Full year 2020 diluted EPS increased to $0.44 from $0.10.
●	In December 2020, Genie’s Afek subsidiary ceased exploratory operations after finding no light oil resources suitable for commercial development.
●	Genie Energy has suspended its common stock dividend

COMMENTS OF MICHAEL STEIN, CEO

“We capped an outstanding year with solid fourth quarter results. Our domestic business again performed well despite the mixed impacts of COVID-19. For the full year 2020, consolidated gross profit increased 18% to $98 million and EPS climbed to $0.44 from $0.10 in 2019. Our domestic retail supply business delivered over $37 million in adjusted EBITDA, a record performance.

“In light of the losses incurred from the unprecedented storm that hit Texas in mid-February, we are working to de-risk our business and narrow our strategic focus. We expect to grow our cash-generating core business in the U.S., including our solar business, maximize near term cash flows, strengthen our balance sheet, and adapt our risk profile in light of the lessons learned. Pursuant to this approach, we will undertake a strategic evaluation of our international investment businesses. As part of the effort to rebuild our cash position, we have suspended our dividend.”

“During the fourth quarter, we concluded our oil and gas exploration program after finding no light oil in our last well tests. Though disappointing, the result allows us to focus more tightly on our retail energy supply business.

UPDATE ON TEXAS WINTER STORM IMPACT

A series of severe winter storms (collectively, Winter Storm Uri) struck the Midwest in mid-February after the fourth quarter close. The storm triggered unprecedented increases in electricity demand in combination with significant reductions in supply within the Electric Reliability Council of Texas ("ERCOT") service area. Wholesale electricity prices reached or exceeded maximum allowed clearing prices for sustained periods and rolling blackouts impacted millions of residential and commercial customers across the State.

Because complete data on supply and related costs is not available, Genie Energy is not yet able to fully quantify the financial impact of the storm. Invoices received to date as well as other costs incurred in connection with the disruptive period currently place the first quarter loss in Texas at approximately $12.8 million. The company plans to provide an update when it has received all relevant price and volume settlement data.

CHANGES TO REPORTING

Genie is modifying its reporting into three business segments: GRE, GRE International, and GES. Genie also reports corporate overhead. Following the completion of exploratory activities at GOGAS, GOGAS’s results will be reported as part of the company’s corporate overhead.

To reflect Genie’s purchase of the outstanding interest in its Orbit Energy joint venture operating in the United Kingdom from its former joint venture partner, Genie began to consolidate Orbit's results in its financial reporting under the GRE International segment effective October 8, 2020. Prior to that date, Genie accounted for its investments in Orbit under the equity method of accounting. Revenue generated, and expenses incurred, were not reflected in segment revenue and operating expenses.

$ in millions, except EPS	4Q20	3Q20	4Q19	4Q20-4Q19 Change (%/$)		2020	2019	2020-2019 Change (%/$)

Revenue	$102.9	$96.3	$82.0	+25.5%		$379.3	$276.5	+20.3%
Gross profit	$22.0	$27.3	$22.0	nc		$97.7	$83.0	+17.8%
Gross margin percentage	21.4%	28.4%	26.8%	(540)	BP	25.8%	26.3%	(50)	BP
SG&A expense	$22.7	$18.8	$19.2	+17.7%		$77.0	$72.7	+5.9%
Stock-based compensation included in SG&A	$(0.2)	$0.4	$-	$(0.2)		$1.1	$1.1	nc
Depreciation and amortization	$1.3	$0.7	$0.8	+$0.5		$3.5	$3.6	$(0.1)
Bad debt expense	$1.5	$1.0	$0.2	+$1.3		$3.7	$0.7	+$2.6
Impairment of assets	$0.4	-	$0.4	nc		$1.4	$0.4	+$1.0
Loss (Income) from operations	$(1.1)	$8.5	$2.3	$(3.3)		$19.3	$9.8	+$9.5
Adjusted EBITDA[1]	$0.7	$9.5	$0.8	$(0.1)		$24.0	$10.1	+$13.9
Equity in the net loss in equity method investees[2]	$0.3	$(0.1)	$(2.7)	+$3.0		$(1.4)	$(4.8)	+$3.4
Provision for income taxes	$(2.8)	$(2.4)	$(1.5)	+$0.7		$(8.3)	$(5.6)	$(0.8)
Net (loss) income attributable to Genie Energy common stockholders	$(1.7)	$6.4	-	$(1.7)		$13.2	$13.4	$(0.2)
(Loss) earnings per diluted share attributable to Genie Energy common stockholders	$(0.06)	$0.24	-	$(0.06)		$0.44	$0.10	+$0.34
Net cash (used in) provided by operating activities	$(0.9)	$10.4	$0.2	$(1.1)		$23.1	$15.8	+$7.3

CONSOLIDATED RESULTS

Global RCEs and Meters (in thousands)[2]	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Electricity RCEs	366	364	346	325	297
Natural gas RCEs	75	78	75	76	77
Total RCEs	440	442	421	401	374

Electricity meters	454	445	429	421	390
Natural gas meters	111	113	107	111	107
Total meters	565	558	536	532	497

GLOBAL METERS AND RCEs

Genie Energy’s global customer base increased year-over-year driven by GRE International’s investment in customer acquisition. Genie Energy’s global RCE and meter totals are provided in the chart below.

SEGMENT RESULTS

Genie Retail Energy $ in millions	4Q20	3Q20	4Q19	4Q20-4Q19 Change (%/$)		2020	2019	2020-2019 Change (%/$)

Total revenue	$70.2	$89.5	$74.0	(5.2)%		$305.3	$286.6	+6.5%
Electricity revenue	$60.6	$86.2	$61.2	(1.1)%		$270.9	$246.7	+9.8%
Natural gas revenue	$9.4	$2.7	$12.9	(27.1)%		$33.6	$39.9	(15.9)%
Gross profit	$17.7	$25.9	$22.0	(19.7)%		$88.3	$80.6	+9.5%
Gross margin percentage	25.2%	29.0%	29.7%	(450	BP)	28.9%	28.1%	+80	BP
SG&A expense	$12.6	$13.6	$13.8	(8.6)%		$51.9	$53.4	(3.0)%
Depreciation & amortization	$0.1	$0.1	$0.2	(32.4)%		$0.5	$0.7	$(0.2)
Bad debt	$0.5	$0.9	$0.2	+$0.3		$2.6	$0.6	+$2.0
Income from operations	$5.1	$12.3	$8.2	$(3.1)		$36.4	$27.2	+$9.2
Adjusted EBITDA[1]	$5.2	$12.6	$8.5	$(3.3)		$37.3	$28.3	+$9.0

GRE - KPIs and Take-Aways:

●	RCEs served at December 31, 2020 increased 9% to 337,000 from 309,000 a year earlier and decreased 4% from 350,000 at September 30, 2020.

●	Meters served at December 31, 2020 was unchanged from a year earlier at 370,000 and decreased 1% from 375,000 at September 30, 2020.

●	Gross meters added during 4Q20 totaled 58,000 compared to 56,000 in 4Q19 and 44,000 in 3Q20. For the full year 2020, gross meters added totaled 212,000 compared to 308,000 added in 2019.

●	Average monthly customer churn was 5.3% in 4Q20 compared to 6.1% in 4Q19 and 3.7% in 3Q20. For the full year 2020, average monthly customer churn decreased to 4.4% from 5.3% in 2019, driven by reduced competitive activity due to COVID-19 during 2020.

●	Electricity revenue decreased slightly in 4Q20 reflecting lower revenue per kilowatt hour. For the full year 2020, a significant increase in consumption per meter as a result of the move toward work-from-home was only partially offset by lower revenue per kilowatt hour.

●	The year over year decreases in income from operations and Adjusted EBITDA[1] were driven by reduced gross profit per kilowatt hour partially offset by decreased customer acquisition expense as a result of COVID-19 related restrictions on in-person customer acquisition activities.

Genie Retail Energy International (GRE International)

To reflect Genie’s purchase of the outstanding interest in its Orbit Energy joint venture operating in the United Kingdom from its former joint venture partner, Genie began to consolidate Orbit's results in its financial reporting under the GRE International segment effective October 8, 2020. Prior to that date, Genie accounted for its investments in Orbit under the equity method of accounting. Revenue generated, and expenses incurred, were not reflected in segment revenue and operating expenses. However, Orbit Energy’s customers are included in counts of Genie Energy’s and GRE International’s customer bases for all periods presented.

Genie Retail International[2] $ in millions	4Q20	3Q20	4Q19	4Q20-4Q19 Change (%/$)		2020	2019	2020-2019 Change (%/$)
Total revenue	$31.8	$5.8	$5.8	+$26.0		$49.6	$16.6	+$33.1
Electricity revenue	$23.4	$5.6	$5.8	+$17.6		$40.7	$16.4	+$24.3
Natural gas revenue	$8.3	-	-	+$8.3		$8.3	-	+$8.3
Gross profit	$4.4	$1.1	$(0.3)	+$4.7		$7.2	$0.3	+$6.8
Gross margin percentage	14.0%	18.7%	(5.0)%	+1890	BP	14.4%	2.0%	+1200	BP
SG&A expense	$7.4	$2.7	$2.9	+4.5		$14.8	$8.5	+$6.3
Depreciation & amortization	$1.1	$0.5	$0.4	+$0.8		$2.7	$1.8	+$0.8
Bad debt	$1.0	$0.1	-	+$1.0		$1.1	-	+$1.1
Loss from operations	$(2.9)	$(1.6)	$(3.2)	+$0.3		$(7.6)	$(8.1)	+$0.5
Adjusted EBITDA[1]	$(1.8)	$(1.0)	$(5.6)	+$3.8		$(6.3)	$(10.7)	+$4.4

GRE International – KPIs and Take-Aways:

●	RCE’s served at December 31, 2020 increased 58% to 103,000 from 65,000 a year earlier and increased 12% from 92,000 at September 30, 2020 led by expansion in the U.K. and Scandinavian markets.

●	Meters served at December 31, 2020 increased 53% to 195,000 from 127,000 a year earlier and increased 7% from 182,000 at September 30, 2020.

●	On a pro forma basis[3], inclusive of Orbit Energy’s revenue, GRE International’s 4Q20 revenue increased to $33.6 million from $22.2 million in 4Q19. Full year 2020 pro forma[3] revenue increased to $101.1 million from $47.4 million in 2019.

●	On a pro forma basis[3], inclusive of Orbit Energy’s loss from operations, GRE International’s 4Q20 loss from operations decreased to $3.1 million from $6.4 million in 4Q19. Full year 2020 pro forma[3] loss from operations decreased to $17.4 million from $19.5 million in 2019.

Genie Energy Services (GES)

GES comprises Diversegy, a commercial energy consulting business, Genie’s interest in Prism Solar, a supplier of solar panels and solutions, and Genie Solar Energy, a provider of custom solar energy solutions to commercial customers.

●	GES’ 4Q20 revenue of $0.9 million decreased from $2.1 million. Full year 2020 revenue increased to $24.4 million from $12.1 million primarily reflecting revenue from solar installation revenues for a large client recognized in the first half of 2020.

●	GES’ 4Q20 loss from operations was $1.0 million compared to a loss from operations of $1.2 million in 4Q19. The full year 2020 loss from operations was $2.5 million compared to $2.9 million in 2019.

Corporate

During 4Q20, Genie Oil and Gas completed its oil and gas exploration program. As a result, GOGAS is no longer reported as a separate segment. Results from activities formerly reported through the GOGAS segment are reported within Corporate for all periods presented.

●	Corporate overhead in 4Q20 was $2.3 million compared to $1.5 million in 4Q19. Full year 2020 corporate overhead was $7.0 million compared to $6.3 million in 2019.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

At December 31, 2020, Genie Energy had $187.3 million in total assets. Cash, cash equivalents, restricted cash marketable securities and short-term investments totaled $48.3 million at December 31, 2020 compared to $49.2 million at September 30, 2020. Liabilities totaled $101.3 million and working capital (current assets less current liabilities) totaled $36.3 million compared to $54.9 million at September 30, 2020. The reduction in working capital substantially reflects the consolidation of Orbit Energy in the fourth quarter including prepayments made by its customers.

Cash used in operating activities in 4Q20 was $0.9 million compared to cash provided by operating activities of $0.2 million in 4Q19. Full year 2020 cash provided by operating activities increased to $23.1 million from $15.8 million in 2019.

GENIE ENERGY EARNINGS CONFERENCE CALL

This earnings press release is available for download in the “Investors” section of the Genie Energy website (https://genie.com/investors/investor-relations/) and has been filed on a current report (Form 8-K) with the SEC.

At 8:30 AM Eastern today, Genie Energy’s management will host a conference call to discuss financial and operational results, business outlook and strategy. The call will begin with management’s remarks followed by Q&A with investors.

To participate in the conference call, dial 1-888-348-6472 (toll-free from the US) or 1-412-902-4240 (international) and request the Genie Energy conference call.

Approximately three hours after the call, a call replay will be accessible by dialing 1-844-512-2921 (toll-free from the US) or 1-412-317-6671 (international) and providing the replay PIN: 10151934. The replay will remain available through March 18, 2021. A recording of the call - in MP3 format - will also be available for playback on the “Investors” section of the Genie Energy website.

Investors can sign up through the Genie Energy website to have earnings releases and other press releases e-mailed directly to them.

ABOUT GENIE ENERGY LTD.

Genie Energy Ltd. (NYSE: GNE, GNEPRA), is a global provider of energy services. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Retail Energy International division supplies customers in Europe and Asia. The Genie Energy Services division includes Diversegy, a commercial and industrial brokerage and consultative services company, and Genie Solar Energy and Prism Solar, which design, supply and install commercial solar solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

CONTACT:

Genie Energy Investor Relations

Bill Ulrey

P: (973) 438-3848

E-mail: invest@genie.com

FOOTNOTES:

1 Adjusted EBITDA for all periods presented is a non-GAAP measure. The ‘Reconciliation of Non-GAAP Financial Measures’ at the end of this release provides an explanation of Adjusted EBITDA and reconciliations to its most directly comparable GAAP measures.

2Genie Energy formerly accounted for its investments in Orbit Energy, its joint venture operating in the U.K., under the equity method of accounting prior to Genie’s purchase of the joint venture’s outstanding interest. Under the equity method, Genie Energy recorded its share in the net income or loss of the venture. Therefore, revenue generated and expenses incurred were not reflected in Genie Energy’s consolidated revenue and expenses. Orbit Energy’s customers were included in metrics regarding its global customer base for all periods presented. To reflect Genie’s purchase of the outstanding interest in Orbit Energy, Genie began to consolidate Orbit's results in its financial reporting under the Genie Retail Energy International (GRE International) segment effective October 8, 2020.

3Pro forma results for all periods presented are non-GAAP measures intended to provide useful information that supplement the core operating results in accordance with GAAP of the relevant segment. Please refer to the ‘Reconciliation of Non-GAAP Financial Measures’ at the end of this release for an explanation of the pro forma results as well as for reconciliations to their most directly comparable GAAP measures.

GENIE ENERGY LTD.
CONSOLIDATED BALANCE SHEETS

	December 31
(in thousands, except per share amounts)	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,913	$31,242
Restricted cash—short-term	6,271	6,792
Marketable equity securities	5,089	—
Trade accounts receivable, net of allowance for doubtful accounts of $8,793 and $2,631 at December 31, 2020 and 2019, respectively	60,778	49,822
Inventory	16,930	16,632
Prepaid expenses	4,633	6,318
Other current assets	3,206	2,133
TOTAL CURRENT ASSETS	133,820	112,939
Property and equipment, net	259	3,607
Goodwill	25,929	12,135
Other intangibles, net	11,645	6,837
Investment in equity method investees	747	675
Restricted cash—long-term	—	520
Deferred income tax assets, net	4,882	12,154
Other assets	10,057	7,377
TOTAL ASSETS	$187,339	$156,244
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Loans payable	$1,453	$921
Trade accounts payable	43,005	24,387
Accrued expenses	42,762	26,116
Contract liability	5,609	13,426
Income taxes payable	1,893	1,591
Due to IDT Corporation	257	381
Short-term revolving line of credit	—	2,514
Other current liabilities	2,494	2,820
TOTAL CURRENT LIABILITIES	97,473	72,156
Long-term notes payable	—	777
Other liabilities	3,787	2,381
TOTAL LIABILITIES	101,260	75,314
Commitments and contingencies
EQUITY:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares – 10,000:
Series 2012-A, designated shares – 8,750; at liquidation preference, consisting of 2,322 shares issued and outstanding at December 31, 2020 and 2019	19,743	19,743
Class A common stock, $0.01 par value; authorized shares – 35,000; 1,574 shares issued and outstanding at December 31, 2020 and 2019	16	16
Class B common stock, $0.01 par value; authorized shares – 200,000; 25,966 and 25,785 shares issued and 24,646 and 24,755 shares outstanding at December 31, 2020 and 2019, respectively	260	258
Additional paid-in capital	140,746	139,615
Treasury stock, at cost, consisting of 1,320 and 1,030 shares of Class B common at December 31, 2020 and 2019, respectively	(9,839)	(7,675)
Accumulated other comprehensive income	3,827	2,519
Accumulated deficit	(56,658)	(59,671)
Total Genie Energy Ltd. stockholders’ equity	98,095	94,805
Noncontrolling interests:
Noncontrolling interests	(12,016)	(13,875)
TOTAL EQUITY	86,079	80,930
TOTAL LIABILITIES AND EQUITY	$187,339	$156,244

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(in thousands, except per share data)	2020	2019
REVENUES:
Electricity	$311,578	$263,091
Natural gas	41,881	39,926
Other	25,853	12,274
Total revenues	379,312	315,291
Cost of revenues	281,627	232,392
GROSS PROFIT	97,685	82,899
OPERATING EXPENSES AND LOSSES:
Selling, general and administrative (i)	76,951	72,674
Impairment of assets	1,397	400
Income from operations	19,337	9,825
Interest income	190	448
Interest expense	(328)	(530)
Equity in the net loss in equity method investees	(1,443)	(4,830)
Gain on acquisition of a subsidiary	5,473	—
Other income, net	639	1,066
Income before income taxes	23,868	5,979
Provision for income taxes	(8,314)	(4,600)
NET INCOME	15,554	1,379
Net (income) loss attributable to noncontrolling interests	(2,399)	2,796
NET INCOME ATTRIBUTABLE TO GENIE ENERGY LTD.	13,155	4,175
Dividends on preferred stock	(1,481)	(1,481)
NET INCOME ATTRIBUTABLE TO GENIE ENERGY LTD. COMMON STOCKHOLDERS	$11,674	$2,694

Earnings per share attributed to Genie Energy Ltd. common stockholder
Basic	$0.45	$0.10
Diluted	$0.44	$0.10

Weighted-average number of shares used in the calculation of earnings per share
Basic	26,109	26,607
Diluted	26,813	27,464

Dividends declared per common share	$0.33	$0.30
(i) Stock-based compensation included in selling, general and administrative expenses	$1,134	$1,102

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(in thousands)	2020	2019

OPERATING ACTIVITIES
Net income	$15,554	$1,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,548	3,627
Deferred income taxes	7,272	3,471
Provision for doubtful accounts receivable	3,734	658
Impairment of assets	1,397	400
Stock-based compensation	1,134	1,102
Equity in the net loss of equity method investees	1,443	4,830
Loss on sale disposal of assets, net	262	—
Gain on consolidation of subsidiary	(5,473)	—
Unrealized gain on marketable equity securities and investment	(348)	—
Gain on deconsolidation of subsidiaries	(98)	—
Change in assets and liabilities, net of effect of acquisition:
Trade accounts receivable	(6,681)	(12,041)
Inventory	(298)	(6,739)
Prepaid expenses	1,714	(124)
Other current assets and other assets	(3,208)	1,137
Trade accounts payable, accrued expenses and other current liabilities	15,950	5,506
Contract liability	(12,185)	12,271
Due to IDT Corporation	(124)	147
Income taxes payable	302	128
Net cash provided by operating activities	23,119	15,752
INVESTING ACTIVITIES
Capital expenditures	(167)	(404)
Investments in notes receivable	—	(214)
Proceeds from sale of assets	2,672	—
Purchase of marketable equity security and investment	(5,000)	—
Cash acquired from acquisition of Shoreditch, net of cash payment	958	—
Payment for acquisition of Lumo Energia, net of cash acquired	—	(2,044)
Repayment of notes receivable	12	124
Investments in equity method investees	(1,502)	(3,235)
Net cash used in investing activities	(3,027)	(5,773)
FINANCING ACTIVITIES
Dividends paid	(10,142)	(9,595)
Purchases of Class B common stock	(1,704)	(5,584)
Repayment of short-term debt—Lumo Energia	—	(2,260)
Repayment of notes payable	(867)	(45)
Proceeds from exercise of stock options	28	1,407
Proceeds from revolving line of credit	1,000	—
Repayment of revolving line of credit	(3,514)	—
Proceeds from loan	1,395	921
Repayment of loan payable	(930)	—
Repurchases of Class B common stock from employees	(460)	(467)
Net cash used in financing activities	(15,194)	(15,623)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(268)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	4,630	(5,643)
Cash, cash equivalents and restricted cash at beginning of year	38,554	44,197
Cash, cash equivalents and restricted cash at end of year	$43,184	$38,554
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$333	$529
Cash payments made for income taxes	$741	$702

Reconciliation of Non-GAAP Financial Measures for the Fourth Quarter and Full Year 2020

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy also disclosed for the fourth quarter and full year 2020, as well as for comparable periods, pro forma revenue and income (loss) from operations for its Genie Retail Energy International (GRE International) segment and, for on a consolidated basis and for all segments, Adjusted EBITDA, which are non-GAAP measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie Energy’s measures of pro forma results consist of the corresponding GAAP metric with the addition of the corresponding results for Orbit Energy, the company’s joint venture operating in the United Kingdom. GAAP results for Orbit Energy are accounted for under the equity method of accounting. Under this method, Genie Energy records its share in the net income or loss of the venture. Therefore, revenue generated, expenses incurred and income (loss) from operations are not reflected in Genie Energy’s consolidated revenue and expenses (although Orbit Energy’s customers are included in metrics regarding our customer base). Pro forma results are calculated by adding the result for Orbit Energy to its corresponding GAAP result. Pro forma results are provided for the third quarter 2020 and third quarter 2019 to supplement the following results: revenue of the Genie Retail Energy International segment; and loss from operations for the Genie Retail Energy International segment.

Genie Energy’s measure of Adjusted EBITDA consists of gross profit less selling, general and administrative expense, exploration expense and equity in the net loss of in equity method investees, net, plus depreciation, amortization and stock-based compensation (which are included in selling, general and administrative expense). Another way of calculating Adjusted EBITDA is to start with income from operations and add depreciation, amortization, stock-based compensation and impairment of goodwill and subtract equity in net loss in equity method investees, net.

Management believes that Genie Energy’s pro forma results and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses that may not be indicative of Genie Energy’s or the relevant segment’s core operating results. Management uses the pro forma results and Adjusted EBITDA, among other measures, as relevant indicators of core operational strengths in its financial and operational decision making.

Pro forma revenue and pro forma income (loss) from operations are used specifically to evaluate the performance of its GRE International division. Management also used Adjusted EBITDA to evaluate operating performance in relation to Genie Energy’s competitors. Disclosure of these non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

The pro forma results facilitate evaluation of the results of GRE International as if the results of its U.K joint venture, Orbit Energy, were fully consolidated, which provides useful information regarding the size, growth and financial performance of GRE International businesses in aggregate. In contrast, GAAP results only include the company’s equity in the results of the operations of its U.K. venture.

Management refers to pro forma results and Adjusted EBITDA, as well as the GAAP measures revenue, gross profit, income (loss) from operations and net income (loss), on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and Genie Energy's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. While Genie Energy’s oil and gas exploration business may be capital intensive, Genie Energy does not expect to incur significant depreciation or depletion expense for the foreseeable future. Genie Energy’s operating results exclusive of depreciation and amortization is therefore a useful indicator of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie Energy’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie Energy’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Impairment of goodwill is a component of (loss) income from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of goodwill is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie Energy's continuing operations.

Pro forma revenue and pro forma income (loss) from operations as well as Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie Energy’s measurements of pro forma revenue, pro forma income (loss) from operations and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Following are the reconciliations of GRE International’s pro forma results and Adjusted EBITDA to its most directly comparable GAAP measure. Pro forma revenue for the GRE International segment is reconciled to the segment’s revenue, and GRE International’s pro forma loss from operations is reconciled to the segment’s loss from operation. Adjusted EBITDA is reconciled to income from operations for Genie Energy’s reportable segments and net income for Genie Energy on a consolidated basis.

Reconciliation of pro forma GRE International revenue and loss from operations

Genie Retail Energy International (GREI) Segment Results

(results in millions)	4Q20	4Q19	2020	2019

GREI segment revenue	$31.8	$5.8	$49.6	$16.6
plus Orbit Energy revenue	$1.8	$16.3	$51.4	$30.8
Pro forma GREI segment revenue	$33.6	$22.2	$101.1	$47.4
GREI segment loss from operations	$(2.9)	$(3.2)	$(7.6)	$(8.1)
plus Orbit Energy loss from operations	$(0.2)	$(2.6)	$(9.8)	$(11.4)
Pro forma GREI segment loss from operations	$(3.1)	$(6.4)	$(17.4)	$(19.5)

Reconciliation of Adjusted EBITDA

	Total	GRE	GES	GREI	CORP
Three months ended December 31, 2020 (4Q20)
Net loss attributable to Genie Energy Limited	$(1,369)
Net income attributable to non-controlling interests	3,425
Net income	$2,056
Provision for income taxes	2,752
Gain on acquisition of subsidiary	(5,473)
Other income, net	(251)
Interest income	(59)
Interest Expense	139
Equity in the net income of equity method investees	(255)
Income from operations	$(1,092)	$5,100	$(982)	$(2,931)	$(2,280)
Add:
Stock-based compensation	(203)	(40)	-	42	(205)
Depreciation and amortization	1,329	118	11	1,138	62
Impairment	404	-	404	-	-
Subtract:
Equity in the net income of equity method investees	(255)	-	-	-	(255)
Adjusted EBITDA	$693	$5,179	$(566)	$(1,751)	$(2,168)

	Total	GRE	GES	GREI	CORP
Three months ended September 30, 2020 (3Q20)
Net income attributable to Genie Energy Limited	$6,728
Net loss attributable to non-controlling interests	(531)
Net income	$6,197
Provision for income taxes	2,406
Other income, net	(291)
Interest expense	48
Interest income	(21)
Equity in the net loss of equity method investees	146
Income from operations	$8,485	$12,333	$(719)	$(1,574)	$(1,555)
Add:
Stock-based compensation	447	172		68	207
Depreciation and amortization	670	117	11	527	15
Impairment					-
Subtract:
Equity in the net loss of equity method investees	146				146
Adjusted EBITDA	$9,456	$12,622	$(708)	$(979)	$(1,479)

	Total	GRE	GES	GREI	CORP
Three months ended December 31, 2019 (4Q19)
Net income attributable to Genie Energy Limited	$324
Net loss attributable to non-controlling interests	1312
Net income	$(988)
Provision for income taxes	1,458
Other income, net	(919)
Interest expense	150
Interest income	(102)
Equity in the net loss of equity method investees	$2,724
Income from operations	$2,323	$8,235	$(1,183)	$(3,222)	$(1,507)
Add:
Stock-based compensation	(4)	117		(226)	105
Depreciation and amortization	821	175	244	387	15
Impairment	400		400		-
Subtract:
Equity in the net loss of equity method investees	2724			2,501	223
Adjusted EBITDA	$816	$8,527	$(539)	$(5,562)	$(1,610)

	Total	GRE	GES	GREI	CORP
Twelve months ended December 31, 2020 (YTD 2020)
Net income attributable to Genie Energy Limited	$13,155
Net income attributable to non-controlling interests	2,399
Net income	$15,554
Provision for income taxes	8,315
Gain on acquisition of a subsidiary	(5,473)
Other income, net	(640)
Interest income	(190)
Interest expense	328
Equity in the net loss of equity method investees	1,443
Income from operations	$19,337	$36,408	$(2,471)	$(7,632)	$(6,968)
Add:
Stock-based compensation	1,129	463	-	161	505
Depreciation and amortization	3,548	465	326	2,650	107
Impairment	1,397	-	1,397	-	-
Subtract:
Equity in the net loss (income) of equity method investees	1,443	-	-	1,502	(59)
Adjusted EBITDA	$23,967	$37,336	$(748)	$(6,323)	$(6,297)

	Total	GRE	GES	GREI	CORP
Twelve months ended December 31, 2019 (YTD 2019)
Net income attributable to Genie Energy Limited	$4,175
Net loss attributable to non-controlling interests	(2,796)
Net income	$1,379
Provision for income taxes	4,600
Other income, net	(1,066)
Interest expense	530
Interest income	(448)
Equity in the net loss of equity method investees	4,830
Income (loss) from operations	$9,825	$27,176	$(2,895)	$(8,133)	$(6,323)
Add:
Stock-based compensation	1,102	456		56	590
Depreciation and amortization	3,589	703	1,008	1,819	59
Impairment of goodwill	400		400
Subtract:
Equity in the net loss of equity method investees	4,830			4,440	390
Adjusted EBITDA	$10,086	$28,335	$(1,487)	$(10,698)	$(6,064)

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